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                                                                   EXHIBIT 99(D)


               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

                            OF EASTGROUP PROPERTIES
                         ANNUAL MEETING OF SHAREHOLDERS
                                            , 1996


The undersigned hereby appoints David H. Hoster II and N. Keith McKey, or either of them, as Proxies, each with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote as designated below, on behalf of the undersigned, all of the shares of beneficial interest, $1.00 par value per share, of EastGroup Properties ("EastGroup") held of record by the
undersigned at the close of business on                , 1996 at the Annual
Meeting of Shareholders to be held at        a.m. on                , 1996, at
300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, and at any adjournment or postponement thereof.


1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER dated as of February 12, 1996, by and between EastGroup Properties and Copley Properties, Inc.

   / / FOR          / / AGAINST          / / ABSTAIN

2. ELECTION OF TRUSTEES: Alexander G. Anagnos; H.C. Bailey, Jr.; David H. Hoster II; Harold B. Judell; David M. Osnos; John N. Palmer; and Leland R. Speed.

   / / FOR          / / WITHHOLD AUTHORITY

   FOR, except vote withheld from the following nominee(s):

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3. APPROVAL OF THE AMENDMENT TO EASTGROUP PROPERTIES 1994 MANAGEMENT INCENTIVE
   PLAN.

   / / FOR          / / AGAINST          / / ABSTAIN

4. APPROVAL OF THE AMENDMENT TO EASTGROUP PROPERTIES RESTATED DECLARATION OF TRUST, AS AMENDED, to increase the number of shares of beneficial interest, $1.00 par value per share of EastGroup Properties authorized for issuance.

   / / FOR          / / AGAINST          / / ABSTAIN

5. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the special meeting and any adjournment or postponement thereof.
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS INDICATED IN 1, 2, 3 AND 4 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 5 ABOVE. NOTE: IN REGARD TO THE MATTER INDICATED IN 2 ABOVE, THE HOLDERS OF THIS PROXY RESERVE THE RIGHT TO CUMULATE THEIR VOTES AND DISTRIBUTE THEM AMONG THE NOMINEES AS DIRECTED BY THE BOARD OF TRUSTEES OR, IF NOT SO DIRECTED, IN THEIR DISCRETION SO AS TO ELECT AS MANY OF THE NOMINEES FOR TRUSTEE NAMED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AS POSSIBLE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF TRUSTEES' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                          Dated:__________________________, 1996
                                          PLEASE SIGN EXACTLY AS NAME(S) APPEAR
                                          ON STOCK CERTIFICATE(S). A corporation
                                          is requested to sign its name by its
                                          President or other authorized officer,
                                          with the office held so designated. A
                                          partnership should sign in the
                                          partnership name by an authorized
                                          person. Executors, trustees,
                                          administrators, etc. are requested to
                                          indicate the capacity in which they
                                          are signing. JOINT TENANTS SHOULD BOTH
                                          SIGN.

                                          ______________________________________

                                          ______________________________________
                                          (Signature(s) of Shareholder(s))

                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                   IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.